Exhibit 99.4

Liberty Global, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Board of Directors

RE: Joint Proxy Statement/Prospectus of Liberty Global, Inc. (“Liberty Global”) and Virgin Media Inc. (“Virgin Media”), which forms part of amendment No. 2 to the Registration Statement on Form S-4 of Liberty Global Corporation Limited (“New Liberty Global”) (“Amendment No. 2”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated February 5, 2013, to the Board of Directors of Liberty Global as Annex D to the joint proxy statement/prospectus of Liberty Global and Virgin Media (the “Joint Proxy Statement/Prospectus”) which forms a part of Amendment No. 2 filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in the Joint Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Liberty Global’s Financial Advisors—Opinion of Credit Suisse,” “THE MERGERS—Background to the Mergers,” “THE MERGERS—Liberty Global’s Reasons for the Mergers and Recommendation of the Liberty Global Board of Directors,” “THE MERGERS— Opinion of Liberty Global’s Financial Advisors—Opinion of Credit Suisse,” and “THE MERGERS—Certain Unaudited Prospective Financial Information of Liberty Global and Virgin Media—Certain Unaudited Prospective Financial Information Reviewed by Liberty Global”. The foregoing consent applies only to Amendment No. 2 and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 24, 2013

/s/ CREDIT SUISSE SECURITIES (USA) LLC